UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2026 (April 7, 2026)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7533 S Center View Ct. # 5311, West Jordan, Utah	84084
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 1.01              Entry into a Material Definitive Agreement.

On April 7, 2026, ClearOne, Inc. (the “Company”) entered into a lease termination agreement (the “Termination Agreement”) with Edgewater Corporate Park, LLC (the “Landlord”) pursuant to which the Company terminated its lease for its corporate offices located at 5225 Wiley Post Way in Salt Lake City, Utah for a $300,000 termination fee (the “Termination Fee”). Upon payment of the Termination Fee, the Landlord agreed to release the Company from all future performance and payment obligations under the lease, including approximately $376,359 in rent and $53,240 in restoration changes.

The foregoing description of the Termination Agreement is qualified entirely by reference to the Termination Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2026, the Company received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) informing the Company that the Company is not in compliance with any of the alternative continued listing standards under set forth in Nasdaq Marketplace Rule 5550(b) (the “Continued Listing Requirements”).

In accordance with Nasdaq Marketplace Rule 5810(c)(2)(A), the Company has a period of 45 calendar days from April 7, 2026, or until May 22, 2026, to submit to Nasdaq a plan to regain compliance with the Continued Listing Requirements (the “Compliance Plan”). If Nasdaq in its discretion accepts the Company’s Compliance Plan, Nasdaq can grant an exception of up to 180 calendar days from April 7, 2026, or until October 4, 2026, for the Company to regain compliance with the Continued Listing Requirements. The Company intends to submit its Compliance Plan to Nasdaq prior to May 22, 2026.

Item 8.01              Other Events.

On April 10, 2026, the Company’s Board of Directors approved the redemption (the “Redemption”) of all issued and outstanding shares of the Company’s Class A Redeemable Preferred Stock, par value $0.001 per share (the “Class A Preferred Shares”) on April 21, 2026 (the “Redemption Date”) at a redemption price per share equal to the $0.001 par value per share of the Class A Preferred Shares. All fractional amounts will be rounded up to the nearest whole cent. The Redemption is mandatory under the terms and conditions of Section 2 of the Certificate of Designation of the Class A Preferred Shares. On or about April 14, 2026, the Company will deposit the aggregate Redemption Price with Colonial Stock Transfer Company, Inc., the Company’s registrar and transfer agent (“Colonial”). Also on or about April 13, 2026, Colonial will deliver of notice of Redemption to all holders of the Class A Preferred Shares that includes the calculation of the Redemption Price in accordance with Section 2 of the Certificate of Designation of the Class A Preferred Shares.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title
10.1	Lease Termination Agreement dated as of April 7, 2026 by and between Edgewater Corporate Park, LLC and the Company.
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date:April 13, 2026	By:	/s/ Simon Brewer
Simon Brewer
Chief Financial Officer